Exhibit 99.1

NEWS RELEASE

Contacts:        Bob Halliday

Executive Vice President and

Chief Financial Officer

978.282.7597

or

Mary Wright

Director, Investor Relations

978.282.5859

Varian Semiconductor Equipment Associates Reports

Fiscal 2005 and Fourth Quarter Results

GLOUCESTER, MA, October 27, 2005 – Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (Nasdaq: VSEA) today announced results for its fiscal 2005 and fourth quarter ended September 30, 2005.

Revenue for the fourth quarter of fiscal 2005 totaled $146.3 million, compared to revenue of $154.8 million for the same period a year ago. Varian Semiconductor recorded net income of $13.6 million, or $0.36 per diluted share during the fourth quarter of fiscal 2005, compared to net income of $23.0 million, or $0.62 per diluted share for the same period a year ago.

Revenue for fiscal 2005 totaled $600.5 million, compared to revenue of $530.1 million for fiscal 2004. Varian Semiconductor recorded net income of $72.0 million, or $1.92 per diluted share for fiscal 2005, compared to net income of $61.1 million, or $1.65 per diluted share for fiscal 2004.

Gary Dickerson, Varian Semiconductor’s chief executive officer, said, “We are encouraged by our continued momentum in gaining market share, especially in the high current implant segment, as evidenced by our recent selections at a major Japanese chipmaker and at a major North American logic manufacturer. Furthermore, at the 65nm node, customer evaluations of our tools are proceeding well, and the outlook for additional selections is positive. We estimate that our 2005 calendar year market share will approximate 40% for both high current and overall implant business.”

Robert Halliday, chief financial officer, provided forward guidance for the first quarter of fiscal 2006. “We currently expect revenue to be between $150 and $160 million. Earnings per share are anticipated to range from $0.30 to $0.38 per diluted share, excluding stock-based compensation costs and the impact of an anticipated tax benefit. The impact from the new accounting pronouncement related to stock-based compensation is expected to range from $0.05 to $0.07 per diluted share. Additionally, in the first quarter of fiscal 2006, we anticipate recognizing a tax benefit of $0.21 to $0.30 per diluted share related to the favorable conclusion of a multi-year tax examination.”

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VSEA Announces FY 2005 and Q4 Results                                Page 2                                             October 27, 2005

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. eastern time today to discuss Varian Semiconductor’s operating results and outlook. Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is the leading producer of ion implantation equipment used in the manufacture of semiconductors. Varian Semiconductor is headquartered in Gloucester, Massachusetts, and operates worldwide. Varian Semiconductor maintains a website at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the industry outlook, Varian Semiconductor’s guidance for first quarter fiscal 2006 revenue, gross margin and earnings per share, market share, competitive position, expected first quarter fiscal 2006 product shipments, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; Varian Semiconductor’s transition to new products; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; potential environmental liabilities; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; Varian Semiconductor’s dependence on certain key personnel; and the risk of substantial indemnification obligations under the agreements governing the spin-off of Varian Semiconductor from Varian Associates, Inc. on April 2, 1999. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Annual Report on Form 10-K and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

This press release includes, within Varian Semiconductor’s forward guidance, a non-GAAP measure of earnings per share. The non-GAAP earnings per share excludes stock-based compensation costs and the impact of an anticipated tax benefit. To be comparable with fiscal 2005 fourth quarter results, the earnings per share forward guidance for the first quarter of fiscal 2006 excludes stock-based compensation costs, a direct result of the implementation of FAS 123(R), which is effective for Varian Semiconductor on October 1, 2005. The forward guidance also excludes the impact of the anticipated tax benefit as it is a non-recurring event. Management believes that investors may find it useful for these items to be excluded. The reconciliation of GAAP earnings per share is as follows:

	First Quarter Fiscal 2006 Guidance
	Low	High
Non-GAAP EPS Range	$0.30	$0.38
Stock-Based Compensation	(0.05)	(0.07)
Anticipated Tax Benefit	0.21	0.30

GAAP EPS Range	$0.46	$0.61

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VSEA Announces FY 2005 and Q4 Results                                Page 3                                             October 27, 2005

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Fiscal Three Months Ended		Fiscal Year Ended
	September 30, 2005	October 1, 2004	September 30, 2005	October 1, 2004
Revenue
Product	$121,360	$133,351	$488,719	$456,217
Service	23,494	19,650	84,078	65,947
Royalty	1,455	1,804	27,724	7,945

Total revenue	146,309	154,805	600,521	530,109
Cost of revenue	82,466	81,992	331,814	290,269

Gross profit	63,843	72,813	268,707	239,840

Operating expenses
Research and development	20,580	16,995	77,661	67,715
Marketing, general & administrative	26,930	23,059	104,883	85,615
Restructuring costs	—	—	914	—

Total operating expenses	47,510	40,054	183,458	153,330

Operating income	16,333	32,759	85,249	86,510
Interest income, net	3,413	1,507	16,348	4,277
Other income (expense), net	11	(425)	2,765	(923)

Income before income taxes	19,757	33,841	104,362	89,864
Provision for income taxes	6,125	10,829	32,352	28,756

Net income	$13,632	$23,012	$72,010	$61,108

Weighted average shares outstanding – basic	37,397	36,390	36,813	36,085
Weighted average shares outstanding – diluted	38,235	36,944	37,597	36,978
Net income per share – basic	$0.36	$0.63	$1.96	$1.69
Net income per share – diluted	$0.36	$0.62	$1.92	$1.65

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VSEA Announces FY 2005 and Q4 Results                                Page 4                                             October 27, 2005

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2005	October 1, 2004
ASSETS
Current assets
Cash and cash equivalents	$193,426	$218,578
Short-term investments	280,646	173,891
Accounts receivable, net	123,612	123,749
Inventories	127,374	99,356
Deferred income taxes	30,865	27,691
Other current assets	32,796	38,482

Total current assets	788,719	681,747
Property, plant and equipment, net	58,435	52,344
Other assets	15,665	15,405

Total assets	$862,819	$749,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable and current portion of long-term debt	$426	$4,016
Accounts payable	33,272	34,134
Accrued expenses	59,280	53,234
Product warranty	8,585	7,841
Deferred revenue	52,118	54,509

Total current liabilities	153,681	153,734
Long-term accrued expenses	10,849	10,905
Deferred income taxes	5,477	4,615
Long-term debt	3,736	4,162

Total liabilities	173,743	173,416

Stockholders’ equity
Common stock	380	364
Capital in excess of par value	382,445	331,701
Retained earnings	316,330	244,320
Deferred compensation	(9,366)	(149)
Accumulated other comprehensive loss	(713)	(156)

Total stockholders’ equity	689,076	576,080

Total liabilities and stockholders’ equity	$862,819	$749,496

Backlog	$166,637	$184,370